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                                                                  Exhibit 99.1


FOR RELEASE: Immediately

Contact:

Richard K. Arter      Investor Relations        941-362-1200
Richard J. Dobbyn     Chief Financial Officer   941-362-1200

           SUN HYDRAULICS CORPORATION DECLARES SECOND QUARTER DIVIDEND

SARASOTA, FLA, June 3, 1999 - Sun Hydraulics Corporation (NASDAQ: SNHY) has announced a $0.04 per share dividend on its common stock. The dividend is payable on July 15, 1999, to shareholders of record as of June 30, 1999.

Sun Hydraulics Corporation, with manufacturing and distribution facilities in Sarasota and Manatee County, Florida, Coventry, England, Erkelenz, Germany and Incheon, Korea, is a leading designer and manufacturer of high-performance screw-in hydraulic cartridge valves and manifolds for worldwide mobile and industrial markets.







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